Nuveen Churchill Direct Lending Corp. Announces
Second Quarter 2026 Results

Reports Second Quarter Net Investment Income of $0.41 per Share

Declares Third Quarter Distribution of $0.38 per Share, Consisting of a Regular Distribution of $0.36 per Share and a Supplemental Distribution of $0.02 per Share

NEW YORK, August 6, 2026 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the second quarter ended June 30, 2026.
Financial Highlights and Recent Developments for the Quarter Ended June 30, 2026
•Net investment income of $0.41 per share
•Net realized and unrealized loss on investments of $(0.34) per share
•Net increase in net assets resulting from operations of $0.07 per share
•Net asset value ("NAV") per share of $17.19, compared to $17.50 per share as of March 31, 2026
•Paid second quarter distribution of $0.38 per share on July 28, 2026
•Declared third quarter distribution of $0.38 per share, consisting of a regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share
•Redeemed CLO-III in full at par on July 7, 2026
•Formed an unconsolidated joint venture with an unaffiliated institutional investor on July 7, 2026
•Issued an additional $100 million of the existing 2030 Notes on July 10, 2026
“During the second quarter, NCDL reported solid financial results, as our net investment income meaningfully exceeded our regular quarterly distribution,” said Ken Kencel, President and Chief Executive Officer of NCDL. “Despite continued market volatility in the quarter, our investment portfolio remains healthy and resilient, reflecting our conservative underwriting approach and access to quality deal flow. We continue to believe NCDL is well-positioned to deliver strong returns for our investors, based on our experienced investment team, focus on the core, traditional middle market, as well as our long-term track record.”
“We remain focused on maintaining a well-diversified portfolio and reinvesting proceeds from repayments into high quality investments,” said Shai Vichness, Chief Financial Officer and Treasurer of NCDL. “In July, we took strategic actions aimed at continuing to optimize and strengthen our balance sheet, including increasing the percentage of unsecured debt in our capital structure with the additional issuance of $100 million of our existing unsecured notes and by entering into a joint venture, which we believe will be accretive to our earnings profile over the long-term.”
Distribution Declaration and Recent Developments
The Company’s Board of Directors (the “Board”) has declared a regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share, payable on or around October 27, 2026 to shareholders of record as of September 30, 2026.
On July 7, 2026, the Company redeemed CLO-III in full at par, with an aggregate principal balance of $297.9 million, inclusive of accrued and unpaid interest. In connection with the redemption, total proceeds collected, including principal and interest, were $302.5 million.

The Company formed an unconsolidated joint venture (the "JV") with an unaffiliated institutional investor (the "JV Partner") on July 7, 2026. The Company and the JV Partner committed up to $92.8 million (87.5%) and $13.3 million (12.5%), respectively. On July 9, 2026, the JV acquired a portfolio of $148.9M of first lien loan debt from the Company.
On July 10, 2026, the Company issued an additional $100.0 million in aggregate principal amount of existing 2030 Notes (the "Additional 2030 Notes"). In connection with the issuance of the Additional 2030 Notes, the Company entered into an interest rate swap for a total notional amount of $100.0 million, effective September 15, 2026 and maturing March 15, 2030, pursuant to which the Company will receive a fixed rate of 6.65% and pay a floating rate of S + 2.55%.
PORTFOLIO COMPOSITION
As of June 30, 2026, the fair value of the Company's portfolio investments was $1.9 billion across 244 portfolio companies in 26 industries compared to $2.0 billion as of March 31, 2026 across 236 portfolio companies in 26 industries.
As of June 30, 2026, the Company’s portfolio based on fair value consisted of approximately 89.6% first-lien debt investments, 7.3% subordinated debt investments, and 3.1% equity investments. As of March 31, 2026, the Company’s portfolio based on fair value consisted of 89.7% first-lien debt investments, 7.5% subordinated debt investments, and 2.8% equity investments.
As of June 30, 2026 and March 31, 2026, the weighted average Internal Risk Rating of the portfolio at fair value was 4.3 and 4.3 (4.0 being the initial rating assigned at origination), respectively. As of June 30, 2026, there were investments in nine portfolio companies on non-accrual status representing 1.5% of total investments at fair value (or 2.7% of total investments at cost). As of March 31, 2026, there were investments in five portfolio companies on non-accrual status representing 0.6% of total investments at fair value (or 1.3% of total investments at cost).
PORTFOLIO AND INVESTMENT ACTIVITY
For the three months ended June 30, 2026, the Company funded $24.8 million of portfolio investments and received $67.5 million of proceeds from principal repayments and sales, compared to $85.4 million and $65.0 million, respectively, for the three months ended March 31, 2026.
RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2026
Investment Income
Investment income decreased to $44.3 million for the three months ended June 30, 2026 from $53.1 million for the three months ended June 30, 2025. As of June 30, 2026 and June 30, 2025, the size of the Company's portfolio was $2.0 billion and $2.0 billion, at cost, respectively. As of June 30, 2026, the weighted average yield of the Company's debt and income producing investments decreased to 9.3% from 10.1% as of June 30, 2025, at cost, primarily due to the decline in base interest rates, as spreads on newly originated investments have remained relatively stable over the period.
Net Expenses
Net expenses decreased to $24.1 million for the three months ended June 30, 2026 from $30.3 million for the three months ended June 30, 2025, primarily due to a decrease in interest and debt financing expenses and a lower income-based incentive fee. Interest and debt financing expenses decreased due to a lower average interest rate and lower average daily borrowings, while the decrease in income-based incentive fees was primarily driven by the impact of the incentive fee cap pursuant to the terms of the Advisory Agreement.

Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments
For the three months ended June 30, 2026, the Company recorded a net realized loss on investments of $(11.3) million, compared to a net realized loss of $(10.7) million for the three months ended June 30, 2025. The net realized loss for the three months ended June 30, 2026 resulted primarily from amendments of two underperforming debt positions. The Company recorded a net change in unrealized loss of $(6.0) million for the three months ended June 30, 2026, compared to a net change in unrealized gain of $3.8 million for the three months ended June 30, 2025. The total net change in unrealized loss for the three months ended June 30, 2026 resulted from decreases in the fair value of certain underperforming portfolio companies, partially offset by the reversal of unrealized losses on debt positions that were amended during the period.
Financial Condition, Liquidity and Capital Resources
As of June 30, 2026, the Company had $45.8 million in cash and cash equivalents and $1.1 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $278.5 million available for additional borrowings under its revolving credit facility as of June 30, 2026. At June 30, 2026, the Company's debt to equity ratio was 1.29x (1.23x net debt to equity ratio) compared to 1.32x (1.26x net debt to equity ratio) at March 31, 2026. Giving effect to the CLO-III redemption and the $100 million issuance of the Additional 2030 Notes, unsecured notes represented 41% of the Company's outstanding debt as of June 30, 2026 on a pro forma basis.
CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its second quarter 2026 financial results today at 10:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.
About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future financial performance and financial condition, investment returns to investors; and NCDL's equity investment in the JV being accretive to NCDL's earnings profile over the long-term, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL's business, its financial condition and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL's portfolio companies and the general economy; the impact of geopolitical conditions; general economic, political and industry trends and other external factors; the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Alex Hinson
Pro-churchill@prosek.com
5808905

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(amounts in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets	(Unaudited)
Investments
Non-controlled/non-affiliated company investments, at fair value (cost of $1,971,534 and $2,001,207, respectively)	$1,918,917	$1,962,449
Cash	4,997	8,554
Cash equivalents	40,759	53,927
Interest receivable	13,491	13,729
Derivative asset, at fair value (Note 4)	8,534	14,965
Receivable for investments sold	838	518
Other assets	409	327
Total assets	$1,987,945	$2,054,469

Liabilities
Debt (net of $8,005 and $8,511 deferred financing and issuance costs, respectively, and net of unamortized discount of $415 and $471, respectively) (See Note 7)	$1,088,504	$1,115,052
Interest payable	14,359	15,350
Incentive fees payable	646	2,809
Management fees payable	4,933	5,048
Collateral due to broker	9,190	14,750
Distributions payable	18,741	22,224
Directors’ fees payable	142	156
Accounts payable and accrued expenses	2,465	3,900
Total liabilities	1,138,980	1,179,289

Commitments and contingencies (See Note 8)

Net Assets: (See Note 9)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 49,387,065 and 49,387,065 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	494	494
Paid-in-capital in excess of par value	930,393	930,393
Total distributable earnings (loss)	(81,922)	(55,707)
Total net assets	848,965	875,180

Total liabilities and net assets	$1,987,945	$2,054,469

Net asset value per share (See Note 11)	$17.19	$17.72

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$41,810	$50,213	$84,672	$101,059
Payment-in-kind interest income	2,391	2,264	5,513	4,629
Dividend income	—	116	—	116
Other income	129	539	403	914
Total investment income	44,330	53,132	90,588	106,718

Expenses:
Interest and debt financing expenses	16,565	20,105	34,314	40,748
Management fees (See Note 6)	4,933	5,179	9,873	9,093
Incentive fees on net investment income (See Note 6)	646	2,827	2,181	5,080
Professional fees	1,007	1,108	1,770	1,601
Directors' fees	142	156	304	312
Administration fees (See Note 6)	593	490	1,273	1,076
Other general and administrative expenses	223	411	608	753
Total expenses before incentive fees waived	24,109	30,276	50,323	58,663
Incentive fees waived (See Note 6)	—	—	—	(2,253)
Net expenses after incentive fees waived	24,109	30,276	50,323	56,410
Net investment income	20,221	22,856	40,265	50,308

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	(11,261)	(10,702)	(14,550)	(9,599)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(6,046)	3,770	(13,859)	(9,803)
Income tax (provision) benefit	680	92	425	131
Total net change in unrealized appreciation (depreciation)	(5,366)	3,862	(13,434)	(9,672)
Total net realized and unrealized gain (loss) on investments	(16,627)	(6,840)	(27,984)	(19,271)

Net increase (decrease) in net assets resulting from operations	$3,594	$16,016	$12,281	$31,037

Per share data:
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.07	$0.32	$0.25	$0.61
Weighted average common shares outstanding - basic and diluted	49,387,065	50,183,714	49,387,065	51,191,926

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY
(amounts in thousands)

	Three Months Ended June 30,
	2026	2025
Net funded investment activity
New gross commitments at par [1]	$12,081	$47,698
Net investments funded	24,818	81,061
Investments sold or repaid	(67,480)	(162,202)
Net funded (repaid) investment activity	$(42,662)	$(81,141)
		—
Gross commitments at par [1]
First-lien debt	$5,937	$45,224
Subordinated debt	1,372	100
Equity investments	4,772	2,374
Total gross commitments	$12,081	$47,698

Portfolio company activity
Portfolio companies, beginning of period	236	210
Number of new portfolio companies	11	14
Number of exited portfolio companies	(3)	(17)
Portfolio companies, end of period	244	207
Count of investments	569	492
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	9.2%	9.1%
Weighted average annual interest rate on new floating rate debt investments at par	8.5%	9.1%
Weighted average spread on new floating rate debt investments at par	4.8%	4.8%
Weighted average annual coupon on new fixed rate debt investments at par	12.3%	12.0%
Weighted average annual interest rate on exited or repaid investments at par	9.3%	9.1%

__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY
(amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Net funded investment activity
New gross commitments at par [1]	$94,958	$213,937
Net investments funded	110,177	234,080
Investments sold or repaid	(132,495)	(310,552)
Net funded (repaid) investment activity	$(22,318)	$(76,472)

Gross commitments at par [1]
First-lien debt	$76,106	$197,219
Subordinated debt	3,516	13,330
Equity investments	15,336	3,388
Total gross commitments	$94,958	$213,937

Portfolio company activity
Portfolio companies, beginning of period	227	210
Number of new portfolio companies	24	26
Number of exited portfolio companies	(7)	(29)
Portfolio companies, end of period	244	207
Count of investments	569	492
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	8.5%	9.3%
Weighted average annual interest rate on new floating rate debt investments at par	8.4%	9.1%
Weighted average spread on new floating rate debt investments at par	4.7%	4.8%
Weighted average annual coupon on new fixed rate debt investments at par	11.0%	12.6%
Weighted average annual interest rate on exited or repaid investments at par	9.2%	9.1%
__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements